EXHIBIT 10.20

                                 EI CORPORATION

                              EMPLOYMENT AGREEMENT

This Agreement is made and entered into as of JANUARY 24, 2000 ("Effective Date"), by and between ei Corporation, a California corporation (the "Company"), and Yong Thye Lin ("Employee").

The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   EMPLOYMENT; DUTIES.

     1.1 EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts such employment on the terms and conditions set forth herein. Employee's employment will be in the capacity of CHIEF EXECUTIVE OFFICER OF EI CORPORATION, A WHOLLY OWNED SUBSIDIARY OF AGATE TECHNOLOGIES, INC. In such capacity, Employee shall be responsible FOR SALES AND MARKETING, FINANCIAL PLANS, BUSINESS DEVELOPMENT, SALES LOGISTICS AND SUPPORT IN ACCORDANCE WITH EI'S BUSINESS PLANS AND OBJECTIVES. EMPLOYEE SHALL ALSO DEVELOP AND OVERSEE EI'S STRATEGIC MARKETING PLANS IN ACCORDANCE WITH ITS FINANCIAL OBJECTIVES AND PROFITABILITY TARGETS. EMPLOYEE SHALL DILIGENTLY EXECUTE THOSE RESPONSIBILITIES DELEGATED TO EMPLOYEE FROM TIME TO TIME BY THE CHAIRMAN & CEO OF ITS PARENT COMPANY, AGATE TECHNOLOGIES, INC.(DELAWARE) AND SHALL COMPLY WITH ALL RULES AND POLICIES OF THE COMPANY ADOPTED BY ITS BOARD OF DIRECTORS.

     1.2 DEDICATION OF SERVICE; CONFLICTS. Employee agrees that, during the term of this Agreement, Employee will devote his full efforts and time to the business of the Company. The foregoing, however, shall not preclude the Employee, outside normal business hours, from engaging in other appropriate civic or charitable activities, as long as such activities do not interfere or conflict with his responsibilities to the Company.

     1.3 COMPETING ACTIVITIES. Employee agrees that, during the term of this Agreement, Employee will not, unless acting pursuant to this Agreement or with the prior written consent of the Board of Directors of the Company, participate in the ownership, management, control, operation or financing of any business or enterprise that is or expects to become directly competitive with any business conducted by the Company or any of its affiliates.

          Employee hereby undertakes that, except with the prior written consent of its parent company Agate Technologies, Inc., Employee will not either by himself or in conjunction with or on behalf of any person, firm, company or organization during a period of twelve

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          months after the date of termination of his employment with ei
          Corporation (the "Termination Date") do any of the following:

          (i) solicit or entice away or attempt to solicit to entice away from Agate Technologies, Inc., its subsidiaries and affiliates the custom of the following:

               a) any person, firm, company or organization who shall at any time within one year prior to the Termination Date have been a customer or client of Agate Technologies, Inc., its subsidiaries and affiliates or otherwise in the habit of dealing with Agate Technologies, Inc., its subsidiaries and affiliates or

               b) any person, firm, company or organization who shall at any time have been a customer or client of Agate Technologies, Inc., its subsidiaries and affiliates or otherwise in the habit of dealing with Agate Technologies, Inc., its subsidiaries and affiliates and who has had contact with Employee in such capacity at any time within two years prior to the Termination Date; or

          (ii) be employed by, act as agent of, or otherwise provide services to (as independent contractor or otherwise) any of the following:

               a) any person, firm, company or organization who shall at any time within one year prior to the Termination Date have been a customer or client of Agate Technologies, Inc., its subsidiaries and affiliates or otherwise in the habit of dealing with Agate Technologies, Inc., its subsidiaries and affiliates or

               b) any person, firm, company or organization who shall at any time have been a customer or client of Agate Technologies, Inc., its subsidiaries and affiliates or otherwise in the habit of dealing with either Agate Technologies, Inc., its subsidiaries and affiliates and who has had contact with you in such capacity at any time within two years prior to the Termination Date; or

               c) any person, firm, company or organisation in competition with either Agate Technologies, Inc., its subsidiaries and affiliates.

2.   COMPENSATION.

     2.1 FIXED COMPENSATION. As compensation for the services rendered by Employee under this Agreement, Employee shall be entitled to a Fixed Compensation of US$78,000.00 per year, payable bi-weekly.

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     2.2  HOUSING. The Company shall provide acceptable accommodations for
          Employee during the period of the employment or reimburse Employee for the expenses incurred. Such expenses are not to exceed US$2,000 per month.

     2.3 STOCK OPTION PLAN. Employee will be able to participate in its parent company Agate Technologies, Inc.'s ------------------ stock option plan subject to approval from the Board of Directors. Upon commencement of employment, Employee will be eligible to a stock option grant to acquire 100,000 SHARES of the AGATE TECHNOLOGIES, INC.'S common stock, exercisable at the fair market value as determined by the Board of Directors on the Date of Grant. 25% of the total number of options granted will vest on the first anniversary of the commencing date of your employment, with monthly vesting thereafter such that the remaining options will become fully vested by the fourth anniversary of your date of hire. Any such option will be on Agate Technologies, Inc.'s standard terms, including expiration date and vesting.

          Further, employee will be entitled to an additional stock option grant of 100,000 shares of Agate Technologies, Inc. common stock, exercisable at the fair market value as determined by the Board of Directors on the Date of Grant. This stock option grant will be vested subject to employee having met the Performance Plan and Objectives as outlined by the Chairman and CEO of Agate Technologies, Inc., Delaware. The vesting schedule for these stock options will be as follows:

          On or about September 30, 2000: 50,000 stock options will vest subject to the employee having achieved the business and financial objectives established for ei corporation for the period ended September 30, 2000.

          On or about March 30, 2001: 50,000 stock options will vest subject to the employee having achieved the business and financial objectives established for ei corporation for the period ended March 30, 2001.

     2.4 EMPLOYEE BENEFITS. Employee shall be eligible to participate in the Company's health and dental insurance and employee benefits that are applicable to similarly situated employees of the Company. Such eligibility shall be subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

     2.5 TAXES. All compensation paid pursuant to this Section 2 shall be subject to all applicable federal, state and local taxes, including, without limitation, income tax and other employment taxes required to be with held with respect to compensation paid by a corporation to an employee.

3.   TERM AND TERMINATION.

     3.1 AT WILL EMPLOYMENT. THE COMPANY AND THE EMPLOYEE ACKNOWLEDGE THAT THE EMPLOYEE'S EMPLOYMENT IS AT WILL ------------------- AND

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          CAN BE TERMINATED BY EITHER PARTY AT ANY TIME WITH OR WITHOUT CAUSE.
          If the Employee's employment terminates for any reason, with or without cause, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement.

     3.2 SEVERANCE BENEFITS. The Employee shall not be entitled to receive severance benefits or other benefits upon termination of employment for any reason.

4. CONFIDENTIALITY. The Employee shall be subject to all terms set out in the Company's standard Employee Confidential Information and Intellectual Property Agreement, attached as Exhibit 1.

5. NOTICE. Any notice or other communication hereunder shall be in writing and shall be deemed given and effective (i) when delivered personally, by facsimile, or by overnight courier service, or (ii) three (3) days after the postmark date if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to a party at its address stated below its signature hereto or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

6.   MISCELLANEOUS.

     6.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiations, commitments and understandings of the parties with respect to Employee's work for the Company.

     6.2 AMENDMENT. This Agreement may not be changed or amended except by a writing executed by both parties ---------- hereto.

     6.3 BENEFIT; ASSIGNMENT. This Agreement shall inure to the benefit of the Company and shall be binding upon the Company and Employee and their respective successors and assigns (to the extent this Agreement is assignable). Employee may not assign this Agreement without the prior written consent of the Company.

     6.4 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, excluding conflict of law rules and principals.

     6.5 MEDIATION AND ARBITRATION. The Employee and the Company agree in the first instance to attempt in good faith to resolve by mediation any dispute arising out of or relating to this Agreement, including issues related to the interpretation, performance or breach of this Agreement. Either party may initiate a mediation proceeding by a request in writing to the other party. Thereupon, both parties will be obligated to engage in a mediation.

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          If such mediation proceeding does not result in resolution of the dispute, the Employee and the Company agree that the dispute shall be decided by binding arbitration by a three arbitrator panel of the American Arbitration Association in San Jose, California, or such other person to whom the parties agree in writing. Judgment upon the award rendered in such arbitration may be entered in the California Superior Court in and for the County of Santa Clara.

     6.6 WAIVER. No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. No single waiver shall constitute a continuing or subsequent waiver.

     6.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

     6.8 INTERPRETATION. This Agreement shall be fairly interpreted in accordance with its terms without any strict construction in favor of or against either party and ambiguities shall not be interpreted against the drafting party.

     6.9 SEVERABILITY. If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to the minimum extent necessary to make it or its application legal, valid and enforceable, and the legality, validity and forceability of all other provisions of this Agreement and all other applications of such provision shall not be affected thereby.

     6.10 COUNSEL. This Agreement has been drafted by counsel for the Company. Employee has been given the opportunity to consult with independent counsel of his own choosing with respect to the negotiation and drafting of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYEE:                                   THE COMPANY:

Address:  117 Doe Court                     ei Corporation
          Fremont, CA  94539                46782 Lakeview Boulevard
                                            Fremont, CA  94538
Yong Thye Lin                               By: /S/ SHIRLEY OOI, DIRECTOR
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Name                                                    hirley Ooi, Director

           /s/ Yong Thye Lin
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Signature